UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2010

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01 – Completion of Acquisition or Disposition of Assets.

    On September 10, 2010, Premier Financial Bancorp, Inc. (“Premier”) issued a press release announcing the completion of the acquisition of four branches of Integra Bank National Association (“Integra”) by Premier’s wholly owned subsidiary bank Citizens Deposit Bank and Trust (“Citizens”) headquartered in Vanceburg, Kentucky.

    The transaction was effective at the close of business on September 10, 2010.  Under terms of an April 29, 2010 Branch Purchase Agreement between Citizens and Integra, Citizens will pay Integra Bank an aggregate net deposit premium fixed at a rate of 3.38% for the deposits, loans and facilities of the Integra Bank branches located at Maysville and Mt. Olivet, Kentucky, and Ripley and Aberdeen, Ohio.  Citizens will assume approximately $73.4 million of deposit liabilities related to the four branches and acquire $17.8 million of branch related loans, as well as $34.0 million of additional commercial real estate and $10.0 million of other commercial loans selected by Citizens originated from other Integra offices.  The Kentucky branches include approximately $45.3 million of deposits, while the Ohio branches include approximately $28.1 million of deposits.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation

On September 8, 2010, Premier executed and delivered to The Bankers’ Bank of Kentucky, Inc. of Frankfort, Kentucky (“Bankers’ Bank”) a Term Note and Loan Agreement dated September 8, 2010 for the principal amount of $11,300,000, bearing interest floating daily at the “Wall Street Journal” prime rate with a minimum rate of 4.50% (initially 4.50%) and requiring 120 monthly principal payments of $94,166.66 plus interest.  The note is secured by a pledge of Premier’s 100% interest in Citizens Deposit Bank and Trust, Inc. (a wholly owned subsidiary) and Premier’s 100% interest in Farmers-Deposit Bank, Eminence, Kentucky under a Stock Pledge and Security Agreement dated September 8, 2010.  The proceeds of this note were used to pay off the remaining $2.9 million balance on Premier’s $6.5 million Term Note with the Bankers’ Bank, pay off the $2.4 million balance on Premier’s $4.3 million Line of Credit with the Bankers’ Bank and provide a $6.0 million capital injection into Citizens Deposit Bank and Trust (“Citizens”), Premier’s wholly owned subsidiary, to facilitate Citizens’ purchase of four branches from Integra Bank National Association.

PREMIER FINANCIAL BANCORP, INC,
FORM 8-K
September 8, 2010 (continued)

Item 9.01.        Financial Statements and Exhibits

(c) Exhibit 10.1 – Loan Agreement between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated September 8, 2010.

(c) Exhibit 10.2 – Term Note between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated September 8, 2010.

(c) Exhibit 10.3 – Stock Pledge and Security Agreement between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated September 8, 2010.

(c) Exhibit 99.1 – Text of Press Release dated September 10, 2010 captioned “Premier Financial Bancorp, Inc. Completes Purchase of Four Branches of Integra Bank.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
                            (Registrant)

/s/ Brien M. Chase
Date: September 10, 2010                                        Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated September 8, 2010.
10.2	Term Note between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated September 8, 2010.
10.3	Stock Pledge and Security Agreement between Premier Financial Bancorp, Inc. and The Kentucky Bankers’ Bank, Inc. dated September 8, 2010.
99.1	Text of Press Release dated September 10, 2010 captioned “Premier Financial Bancorp, Inc. Completes Purchase of Four Branches of Integra Bank.”